Exhibit 10.9

Contract No.: DYIQCG202412001

Electric Appliance Purchase Agreement

Supplier (Party A) : Dongying Borui Da Trading Co., Ltd

Buyer (Party B) : Dongying Yiqun Commerce and Trade Co., Ltd

Whereas

1. Party A is a sales enterprise of household electrical appliances ("Home Appliances"), engaged in the sales activities of various types of home appliances.

2. Party B is engaged in the distribution business of home appliances, has the legal qualification and the required license and license for selling home appliances, and hopes to purchase Party As home appliances for sale.

3. : Party A and Party B agree that Party B has the right to sell home appliances in accordance with the terms of this contract.

Now, therefore, the two parties agree as follows :

1. contract period

The term of the contract shall be from January 01, 2025 to December 31, 2025, unless both parties separately clearly agree on the contract term or the contract is terminated in advance. Before the expiration of the contract term, both parties shall negotiate on the sales matters of the products stipulated in this contract and sign a new contract.

In addition to the written notice from one party to the other party that no new contract will be signed, if both parties fail to sign a new contract before the expiration of the contract term, both parties shall negotiate on the sales of the products stipulated in this contract during the extension period. Unless otherwise agreed in writing by the parties, the extension period shall not exceed five (5) months, that is, if the parties fail to sign a new contract within five (5) months from the date of expiration of the contract, the Contract shall terminate after five (5) months from the date of expiration of the contract.

If Party B continues to purchase and sell Party A’s products during the extension period, this Contract shall apply to the trading activities of the products of both parties during the extension period. After the new contract comes into effect, the relevant policies of Party B to purchase the products during the extension period shall apply to the provisions of the new contract. If both parties fail to sign a new contract within the extension period, Party B shall not enjoy any business policy on the amount paid for the products during the extension period. Both parties shall separately agree upon the new contract after the expiration of the extension period.

2. Party B’s qualification

1. Party B shall have the qualifications and relevant qualification documents required for the legal continuing operation and performance of this contract.

2. Party B shall, within three (3) working days from the effective date of this Contract, provide Party A with a copy of Party Bs business license affixed with the official seal (three certificates in one, and the business scope shall include the operation of home appliances) and copies of the bank account opening information and guarantee that the above licenses will be valid within the contract term. In case of any change, Party B shall, within three (3) working days, issue a written notice to Party A, and the documents issued by relevant government departments accepting the application for change (such as the notice of change) and a copy of the changed certificate affixed with Party Bs official seal.

3. Product price

Party A mainly provides Siemens series of brand products to Party B. Party B shall not in any way require Party A to restrict the price of products or require Party A to ensure the profit or profit percentage of Party B by selling Party As products. Due to market demand and commodity price fluctuations, the specific price shall be subject to the price indicated on Party As delivery note.

4. Product ordering

1. During the term of the Contract, Party B shall, according to the market demand, regularly issue product orders to Party A to purchase the products. If Party B orders products from Party A, it may issue product orders to Party A in writing, wechat, telephone, etc., and shall specify the name, model and quantity of the products ordered in the order.

2. After receiving the order demand issued by Party B, if the order from Party B can be accepted, Party A shall issue the delivery order of the products. The Party Bs order shall be deemed to be accepted by Party A only if Party A issues the corresponding delivery order for the products ordered in the order issued by Party B. Party A shall only be obliged to deliver the goods according to the order after Party B is confirmed and accepted by Party A.

3. If Party B has other violations of this contract, Party A shall have the right to refuse to accept the order of Party B ; if the delivery order has been issued, Party A shall have the right to refuse to deliver the goods or take delivery of the goods.

5. pay a sum of money

1. Party B shall arrange the payment according to the agreement of both parties and pay to Party A for the products ordered by each order.

2, if the parties have any objection to the products under this contract purchase related accounts or statements, both parties shall settle through negotiation, and before all such objections are resolved, party a will not pay the rebate of all business policies.

6. Product delivery and acceptance

1. Party A shall deliver the products to the warehouse designated by Party B and bear the corresponding freight and insurance premiums. In this case, Party B or its designated consignee shall be responsible for unloading, and the products shall be deemed to be delivered to Party B when they arrive at the warehouse designated by Party B.

2. Party B may also pick up the goods at the warehouse designated by Party A with the delivery form issued by Party A. The products shall be delivered to Party B when Party A loads the vehicles arranged by Party B or arranged with the assistance of Party A. Party B shall not require Party A to pay the expenses saved on the grounds of taking delivery of the goods by itself.

3. Unless otherwise stipulated by the parties, the ownership and risks of the products shall be transferred to Party B from the date of delivery of the products to Party B.

4. Upon delivery, Party B or the designated consignee shall immediately check the outer packaging of the products on site and check the quantity and model of the products ("Product Inspection"), provided that Party B or the designated consignee shall not damage the outer packaging of the products during the product inspection.

5. If party b or its designated consignee in the process of Product Inspection found any defects (such as packaging damage), product quantity is short, product model inconsistency, party b shall receive the product on the receipt of the problem to inform party a, only if and limited to the problem is caused by the product before the delivery or party a loading and unloading reasons, Party A shall replace the products and bear the relevant replacement costs, but by party b or its designated consignee, Party A shall not bear any responsibility.

6. After the completion of the product inspection, Party B or its designated consignee shall sign the receipt on site.

7. Product Sales

1. Party B, when selling Party As products, shall undertake the following responsibilities and obligations:

1) Party B shall try its best to sell the products and maintain a good business relationship with the existing and potential customers;

2) Party B shall ensure that its display of the products conforms to the high-end image of the products required by Party A;

3) Party B shall provide all necessary assistance to Party As market development and marketing activities;

4) Party B shall maintain a qualified, well-trained, skilled and dedicated sales team (including but not limited to the promoters and their management personnel to sell the products. Therefore, Party B shall employ and maintain sufficient qualified and dedicated sales personnel, and provide them with advanced training to familiarize them with the products;

5) Party B shall guarantee that its distributors (outlets) responsible for selling Party As products have the relevant legal qualification for selling the products and shall maintain the qualification throughout the term of the contract;

6) Party B agrees and undertakes to maintain complete, detailed and accurate records of transactions, remittance and supply hereunder during the term hereof and to provide such records to Party A when required by Party A.

2. Party A has the right to decide whether to set up a product booth at Party B or its distributors (outlets). For the product booth set up by Party A at Party B, Party A shall enjoy the right of ownership, use and disposal. Without the prior written consent of Party A, Party B or its distributors (outlets) shall not allow any third party to use, move, change, destroy or discard all or any part of Party A&#039 ;s product booth (including but not limited to counters and light boxes, platforms). If Party B or its distributors (outlets) violate the provisions of this article and cause any loss to Party A (including but not limited to the damage to the booth set up by Party A), Party B shall be responsible for compensation. In this case, Party A has the right to request Party B to indemnify.

3. During the term of the contract, if both parties carry out any product promotional activities, both parties may sign a separate promotional cooperation agreement on such promotional activities.

4. Party A shall make a comprehensive evaluation of Party B during the term of cooperation, and optimize the resource allocation according to Party B’s evaluation results.

8. Other

1. Any dispute arising from or in connection with this contract shall be settled by both parties through negotiation according to the principles of honesty, good faith and fair transaction. If the parties fail to settle the dispute through negotiation within thirty (30) days after the occurrence, either party may submit the dispute to the court where Party A is located.

2. Copy of the agreement

This contract is made in two (2) copies, with Party A holding one (1) copies and Party B holding one (1) copies. Each agreement is an original and all copies constitute the same agreement.

3. Effective

This Contract shall come into force from the signature of authorized representatives of both parties and the official seal or seal of both parties.

4. Handwritten content

In this Agreement, any handwritten modifications, additions, or deletions made by Party B shall be deemed invalid, except for the content handwritten by Party B in the designated underlined spaces or tables as required by the terms of this Agreement, or unless expressly confirmed by both parties with official seals.

/seal/ Dongying Borui Da Trading Co., Ltd	/seal/ Dongying Yiqun Commerce and Trade Co., Ltd

Signature Name:	Signature Name:

Date: 2024.12.28	Date: 2024.12.28

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